UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): May 22, 2024

Cytokinetics, Incorporated

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50633	94-3291317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 Oyster Point Boulevard, South San Francisco, CA 94080

(Address of Principal Executive Offices) (Zip Code)

(650) 624-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	CYTK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to 2022 Development Funding Loan Agreement

On May 22, 2024, Cytokinetics, Incorporated (“Cytokinetics”) entered into an amendment (the “2022 DFA Amendment”) to Cytokinetics’ Development Funding Loan Agreement dated January 7, 2022 (the “2022 DFA”) with Royalty Pharma Development Funding, LLC (“RP”), to provide for two tranches of additional term loans (the “Term Loans”) in an aggregate principal amount up to $225.0 million, consisting of a $50.0 million Tranche 6 Term Loan drawn immediately and a $175.0 million Tranche 7 Term Loan drawable at Cytokinetics’ discretion within 1 year of a future U.S. Food and Drug Administration (“FDA”) approval of aficamten in obstructive hypertrophic cardiomyopathy if such approval is obtained on or prior to December 31, 2025.

Each Term Loan matures on the 10 year anniversary of the funding date for such Term Loan and is repayable in quarterly installments of principal, interest and fees commencing on the last business day of the seventh full calendar quarter following the calendar quarter of the applicable funding date for such Term Loan, with the aggregate amount payable in respect of each Term Loan (including interest and other applicable fees) equal to 190.0% of the principal amount of the term loan (such amount with respect to each Term Loan, “Final Payment Amount”). Each Term Loan bears a nominal interest rate equal to 1.9%.

Cytokinetics may prepay all Term Loans in full (but not in part) at any time (which prepayment shall be accompanied by prepayment of all other outstanding tranches of term loans under the 2022 DFA) at its option by paying an amount equal to 150.0% to 190.0% of the principal amount of Term Loans less the aggregate paid quarterly installments.

In addition, upon a change of control of Cytokinetics, the Term Loans are repayable in full at the option of either Cytokinetics or the lender (which repayment shall be accompanied by repayment of all other outstanding tranches of term loans under the 2022 DFA) in an amount equal to 150.0% to 190.0% of the principal amount of Term Loans less the aggregate paid quarterly installments.

Amendment to 2022 Revenue Participation Right Purchase Agreement

On May 22, 2024, Cytokinetics entered into an amendment (the “Aficamten RPA Amendment”) to the Revenue Participation Right Purchase Agreement dated January 7, 2022 with Royalty Pharma Investments 2019 ICAV (“RPI”) to restructure the royalty so that RPI will now receive 4.5% up to $5.0 billion of worldwide annual net sales of aficamten and 1% above $5.0 billion of worldwide annual net sales compared to the prior 4.5% up to $1.0 billion of worldwide annual net sales and 3.5% above $1.0 billion of annual net sales.

2024 Development Funding Loan Agreement

On May 22, 2024, Cytokinetics entered into a 2024 Development Funding Loan Agreement (the “2024 DFA”) with RP providing for a loan (the “Loan”) in a principal amount of $100 million drawn at the closing.

The Loan matures on the 10 year anniversary of the funding date and is repayable in quarterly installments as follows:

•

Scenario 1: If the Phase 3 clinical trial of Cytokinetics’ proprietary small molecule cardiac myosin activator known as omecamtiv mecarbil is successful (defined as meeting the composite primary endpoint of the first event, whichever occurs first, comprising of cardiovascular death, heart failure event, LVAD implementation/cardiac transplantation, or stroke, with a hazard ratio (HR) of less than 0.85 and cardiovascular death endpoint HR of less than 1.0) by June 30, 2028 and we receive the marketing approval from the U.S. Food and Drug Administration (“FDA”) for omecamtiv mecarbil on or prior to December 31, 2029 (“OM Approval Date”), commencing on the calendar quarter during which the FDA approval is obtained, Cytokinetics is required to pay RP (x) (i) $75.0 million ten (10) business days after the OM Approval Date and (ii) $25.0 million on the first anniversary of the OM Approval Date and (y) on a quarterly basis an amount equal to 2.0% of the annual worldwide net sales of omecamtiv mecarbil, subject to a minimum floor amount ranging from $5.0 million to $8.0 million during the first 18 calendar quarters (the payment of the 2.0% of the annual worldwide net sales starting from the 19th calendar quarter shall be referred to as the “Royalty Payment”). Cytokinetics’ obligation to pay the Royalty Payment will continue after maturity of the Loan;

•

Scenario 2: If the Phase 3 clinical trial of omecamtiv mecarbil is successful by June 30, 2028 but Cytokinetics has not received the marketing approval from the FDA for omecamtiv mecarbil on or prior to December 31, 2029, Cytokinetics is required to pay RP 18 equal quarterly cash payments totaling 237.5% of the principal amount of the Loan commencing on March 31, 2030 ;

•

Scenario 3: If the Phase 3 clinical trial of omecamtiv mecarbil is not successful by June 30, 2028, Cytokinetics is required to pay RP 22 equal quarterly cash payments totaling 227.5% of the principal amount of the Loan commencing on September 30, 2028; and

•

Scenario 4: If the Phase 3 clinical trial of omecamtiv mecarbil has not been initiated by June 30, 2026, Cytokinetics is required to pay RP 22 equal quarterly cash payments totaling 227.5% of the principal amount of the Loan commencing on September 30, 2026;

(the aggregate amount to be paid by Cytokinetics with respect to each scenario is referred to as the “Scheduled Payment Amount”).

The interest of the Loan is included in the Scheduled Payment Amount for each scenario.

In each scenario, Cytokinetics may prepay the Loan in full (but not in part) at any time at its option by paying an amount equal to the unpaid portion of Scheduled Payment Amount for the outstanding Loan; provided that, in scenario 1, Cytokinetics would be required to continue to pay the Royalty Payment after such prepayment.

In addition, upon the occurrence of a change of control of Cytokinetics, the Loan is repayable in full at the option of either Cytokinetics or the lender in an amount equal to (x) depending on when such change of control occurs, 150.0% to 237.5% of the principal amount of the Loan minus (y) the then paid Scheduled Payment Amount.

The 2024 DFA contains customary representations and warranties and customary affirmative and negative covenants applicable to Cytokinetics and its subsidiaries, including, among other things, restrictions on dispositions, mergers, indebtedness, encumbrances, distributions, stock repurchases, investments and transactions with affiliates. The 2024 DFA also includes customary events of default, including but not limited to the nonpayment of principal or interest, violations of covenants, material adverse changes, attachment, levy, restraint on business, cross-defaults on material indebtedness, bankruptcy, delisting, material judgments, misrepresentations, governmental approvals, payment defaults under other royalty purchase agreements and development funding agreements with RP or RPI. Upon an event of default or simultaneously with payment in full of the term loans in the 2022 DFA, the lenders may, among other things, accelerate the Loan (with the amount payable between 227.5% and 237.5% of the principal amount (less amounts previously paid) in the case of other events of default).

CK-586 Revenue Participation Right Purchase Agreement

In addition, on May 22, 2024, Cytokinetics entered into a CK-586 Revenue Participation Right Purchase agreement (the “CK-586 RPA”) with RPI, pursuant to which RPI purchased rights to certain revenue streams from worldwide net sales of Cytokinetics’ proprietary small molecule cardiac myosin inhibitor product known as CK-586, by Cytokinetics, its affiliates or licensees, in exchange for up to $200 million in consideration, $50 million of which will be paid upfront and, following the initiation of the first Phase 3 clinical trial (or the Phase 3 portion of the first Phase 2b/3 clinical trial) in heart failure with preserved ejection fraction in humans for CK-586, at RPI’s sole discretion, up to in aggregate $150 million in quarterly payments to fund 50.0% of the research and development cost of CK-586.

Pursuant to the CK-586 RPA, RPI purchased the right to receive a percentage of net sales ranging from 1.0% to up to 4.5% for annual worldwide net sales of CK-586 (depending on the aggregate amounts funded by RPI), subject to reduction in certain circumstances, and will receive a 0.75x milestone payment upon market approval of CK-586 by the FDA, or if market approval of CK-586 by the European Medicines Agency is obtained prior to market approval by the FDA, 0.375x milestone payment for such obtained approval and 0.375x milestone payment upon subsequent market approval by the FDA.

The CK-586 RPA contains customary representations, warranties and indemnities of Cytokinetics and RPI and customary covenants relating to the royalty payments.

Stock Purchase Agreement

On May 22, 2024, Cytokinetics entered into a Common Stock Option and Purchase Agreement with RPI (the “Stock Purchase Agreement”), pursuant to which Cytokinetics, at Cytokinetics’ option, may require RPI to purchase shares of Cytokinetics’ common stock for an aggregate purchase price of $50 million in the next equity financing of Cytokinetics on or before August 20, 2024, with minimum gross proceeds to Cytokinetics of $250 million. The Stock Purchase Agreement also includes lockup provisions and is subject to customary closing conditions.

The foregoing descriptions of the 2022 DFA Amendment, the Aficamten RPA Amendment, the 2024 DFA, the CK-586 RPA and the Stock Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of the 2022 DFA Amendment, the Aficamten RPA Amendment, the 2024 DFA, the CK-586 RPA and the Stock Purchase Agreement, copies of which Cytokinetics expects to file, with confidential terms redacted, with the SEC as exhibits to Cytokinetics’ quarterly report on Form 10-Q for the quarterly period ending on June 30, 2024.

Item 2.01	Completion of Acquisition or Disposition of Assets

The information in Item 1.01 relating to the CK-586 RPA and the Aficamten RPA Amendment is incorporated by reference into this Item 2.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is hereby incorporated by reference into Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTOKINETICS, INCORPORATED

Date: May 22, 2024.

	By:	/s/ Robert Blum
Robert Blum
Chief Executive Officer